Exhibit 10.1
                                                                    ------------
                               I-LINK INCORPORATED
                              EMPLOYMENT AGREEMENT
                             Dror Nahumi, President


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between I-LINK INCORPORATED, a Florida corporation with its principal place of business at 13751 South Wadsworth Park Drive, Suite 200, Salt Lake City, Utah 84020 (the "Company"), and DROR NAHUMI ("Employee"), effective this 3rd day of January, 2000;

                                    RECITALS

         WHEREAS, the Company is in the business of developing, marketing and providing telephony and communications technology, products and services; and

         WHEREAS, Employee has acknowledged skills and experience in the managing all aspects of telephony and communications technology companies; and

         WHEREAS, the Company desires to retain the benefit of Employee's knowledge, skills, and experience and assure itself of the ongoing right to Employee's services from and after the date hereof, and is willing to do so on the terms and conditions set forth in this Agreement; and

         WHEREAS, Employee is willing and able to render services to the Company, from and after the date hereof, on the terms and conditions set forth in this Agreement; and

                              A G R E E M E N T S

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and covenants contained in this Agreement, the Company and Employee hereby agree as follows:

         1.   Employment.
              ----------

              (a) Title and Duties of Employee. Subject to all of the terms and conditions herein provided, the Company hereby employs Employee in the position of President, and Employee hereby accepts such employment with the Company. Employee's duties shall consist of those generally associated with his title, as well as those duties assigned to him from time-to-time by the Company, consistent with Employee's position and qualifications and the best interests of the Company. Specifically, Employee shall be employed to manage the operations of the Company and its wholly-owned subsidiaries. Employee shall at all times be subject to and shall observe and carry out such reasonable rules, regulations, policies, directions, and restrictions as may be established from time-to-time by the Company.

Employee agrees that the Company shall be entitled, at its option and cost, to obtain "key man" life insurance on Employee, and that Employee will submit to such reasonable physical examinations as may be required to obtain such insurance.

              (b) Performance. Throughout the Employment Term, Employee shall devote his full business time, attention, knowledge, and skills, faithfully diligently, and to the best of his ability, to the active performance of his duties and responsibilities hereunder, and do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities.

         2. Term of Employment. Unless terminated as provided in Section 5 hereof, the term of this Agreement shall be for a period of three (3) years, commencing on the date hereof and continuing through and including the day immediately preceding the second anniversary of the date hereof (the "Initial Period"), and thereafter shall automatically continue on a year-to-year basis (including the Initial Period, the "Employment Term") unless either party shall deliver written notice to the other party not more than sixty (60), nor less than thirty (30), days preceding the expiration of the Initial Period or any one-year extension thereof of its intention not to extend the term of this Agreement.

         3.   Compensation and Benefits.
              -------------------------

              (a) Salary. For services rendered by Employee to the Company and upon the conditions that Employee fully and faithfully performs all of his duties and obligations owed during the Employment Term under this Agreement, the Company shall pay Employee an annual base salary equal to $200,000, payable in equal semi-monthly installments, less income tax withholdings and other normal employee deductions. This base salary set forth herein shall be reviewed annually by the Company at the end of each fiscal year of the Company (hereafter "Fiscal Year") (with the next such review to occur after the Fiscal Year ending December 31, 2000, with respect to base salary for the Fiscal Year ending December 31, 2001), or at such other times as deemed appropriate by the Company, and may at the sole discretion of the Company, be adjusted by an amount which it deems appropriate, provided that said base salary shall not be less than $200,000. Employee shall be entitled to receive bonuses during the term of this Agreement to the extent bonuses are declared by the Company's board of directors.

              (b) Bonus Compensation. Employee shall be eligible to receive such bonus compensation, if any, as and when determined by the Company's board of directors commensurate with Employee's position as a senior executive.

              (c)   Stock Options.
                    -------------

                  (i) Time-Vested Options. The Company grants to Employee non-qualified options to purchase 1,000,000 shares of its common stock at an exercise price of $2.750 per common share, which is equal to the closing price of the Company's publicly traded shares as of the effective date of this Agreement (the "Time Options"). To the extent any number of the Time Options are required to be subject to the vote of the Company's shareholders under applicable law, rule or regulation, such number of Time Options are granted subject to ratification by the Company's shareholders at its next annual shareholders' meeting. The Time Options shall vest in twelve equal quarterly increments over a three-year period, with the first quarterly vesting to occur on the effective date of this Agreement for that partial quarter ended March 31, 2000, the second quarterly vesting to occur on April 1, 2000, and similarly on the first day of each subsequent calendar quarter with the final quarterly vesting to occur October 1, 2002. A change of control of the Company shall not accelerate vesting of the Time Options, except in the event of a change of control pursuant to which the Company's stock is exchanged for the stock of another entity and the Time Options are not rolled-over or otherwise exchanged for similar options of such entity (with like terms and conditions). In such event all of Employee's then unvested Time Options shall vest and be exercisable immediately prior to the consummation of such transaction. It is the intent of the parties that the Time Options continue to vest on a quarterly basis according to their terms notwithstanding a change of control, without being subject to loss or forfeiture by virtue of a change of control. The Time Option grant shall be evidenced by a written Option Agreement, the terms of which shall be consistent with the terms of this Agreement. The Company's Board of Directors, at their sole discretion, shall determine what number of additional stock options, if any, shall be granted to Employee, and upon what terms.

                  (ii) Performance-Vested Options. The Company grants to Employee non-qualified options to purchase 750,000 shares of its common stock at an exercise price of $2.750 per common share, which is equal to the closing price of the Company's publicly traded shares as of the effective date of this Agreement (the "Performance Options"). To the extent any number of the Performance Options are required to be subject to the vote of the Company's shareholders under applicable law, rule or regulation, such number of Performance Options are granted subject to ratification by the Company's shareholders at its next annual shareholders' meeting. 125,000 of the Performance Options shall vest upon the Company's daily closing stock price attaining or exceeding each of the following levels for more than 20 consecutive trading days:
         $10, $12, $14, $16, $18, $20. A change of control of the Company shall not accelerate vesting of the Performance Options, except in the event of a change of control pursuant to which the Company's stock is exchanged for the stock of another entity and the Performance Options are not rolled-over or otherwise exchanged for similar options of such entity (with like terms and conditions). In such event all of
         Employee's then unvested Performance Options shall vest and be exercisable immediately prior to the consummation of such transaction. It is the intent of the parties that the Performance Options continue to vest on a quarterly basis according to their terms notwithstanding a change of control, without being subject to loss or forfeiture by virtue of a change of control. The Performance Option grant shall be evidenced by a written Option Agreement, the terms of which shall be consistent with the terms of this Agreement. The Company's Board of Directors, at their sole discretion, shall determine what number of additional stock options, if any, shall be granted to Employee, and upon what terms.

              (d) Benefits. During the Employment Term, Employee shall Be eligible to participate in and receive coverage and benefits under all group insurance, pension, profit-sharing, bonus, stock option, stock ownership, and other employee benefit plans, programs, and arrangements of the Company which are now or hereafter adopted by the Company for the benefit of its employees (or the employees of any subsidiary or affiliate of the Company), subject to and on a basis consistent with the terms, conditions, and overall administration of such plans, programs, and arrangements.

              (e) Expense Reimbursement. The Company shall reimburse Employee for the business expenses reasonably incurred by Employee within the scope of his employment, pursuant to standard employee expense reimbursement policy and procedure as established by the Company.

         4.   Compensation Upon Termination or During Disability.
              --------------------------------------------------

              (a) Compensation Upon Termination. If Employee's employment hereunder is terminated under Section 5 hereof, the Company shall have no further liability under this Agreement except (i) to pay Employee within ten days of the Date of Termination any accrued salary or other compensation due under this Agreement on the Date of Termination (or in the event of Employee's subsequent death, to his estate or devisee, legatee, or other designee, as applicable), and (ii) provide Employee, or his estate, or devisee, legatee, or other designee, with any benefits payable (including any death benefit, if applicable) under all employee benefit plans, programs, or arrangements of the Company in which Employee is a participant on the Date of Termination.

              (b) Compensation Upon Disability. During any period that Employee fails to perform his duties hereunder as a result of incapacity due to a "disabled condition," as such term is defined in Section 5(c) hereof (the "disability period"), Employee shall continue to receive his full base salary at the rate then in effect for the disability period until Employee's employment hereunder is terminated pursuant to Section 5(c) hereof; provided, however, that such salary payments so made to Employee during the first 120 days of the disability period shall be reduced by the sum of the amounts, if any, actually received by Employee prior to or during this period, as the result of such incapacity, under any disability benefit plan of the Company in which Employee participates.

         5.   Termination.
              -----------

              (a) With and Without Cause. This Agreement may be terminated at any time by either the Company or the Employee for cause. As used herein, the term "cause" shall mean and be limited to with respect to Employee (i) any felony conviction of Employee; (ii) Employee's willful misconduct or failure to reasonably perform in connection with the performance of Employee's duties, responsibilities, agreements, and covenants hereunder, or Employee's refusal to comply with the reasonable rules, regulations, policies, directions, and restrictions as may be established from time-to-time by the Company, which misconduct, non-performance, or refusal to so comply shall continue after written notice from the Company, such notice to specify the respects in which Employee is in violation; (iii) Employee's breach of the provisions of Sections 6 and 8 hereof; (iv) any illegal use by Employee of narcotics or other controlled substances; or (v) Employee's inability to perform his duties and responsibilities hereunder due to the issuance of an injunction or restraining order, which is not rescinded within 45 days of issuance; and with respect to the Company, any material breach of the terms of this Agreement which shall continue after written notice from the Employee, such notice to specify the respects in which the Company is in breach. This Agreement may be terminated at any time without cause by Employee.

              (b) Death. This Agreement shall terminate automatically upon the death of Employee.

              (c)  Disability.   In  the  event  Employee  becomes  mentally  or
physically disabled during the Employment Term, Employee's employment hereunder shall terminate as of the date such disability is "established." As used in this Subsection, the term "disabled" means suffering from any mental or physical condition, other than that resulting from the use of alcohol or illegal use of narcotics or other controlled substances, which renders Employee unable to substantially perform all of his duties and services under this Agreement in a satisfactory manner substantially similar to his previous performance (a "disabled condition") for a period of one hundred twenty (120) consecutive days or for more than one hundred twenty (120) days in any 12-month period. For purposes of this Subsection, the date that Employee's disability is "established" shall be, in the case of a disabled condition which exists for a period of 120 consecutive days, the 121st day on which such disabled condition exists, and, in the case of a disabled condition existing for more than 120 days in any 12-month period, the 121st day on which such disabled condition exists.

              (d) Impaired Health. Employee may terminate his employment hereunder if his health should become impaired to an extent that makes his continued performance of his duties and obligations hereunder hazardous to his physical or mental health or his life ("impaired health"), provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and, provided further, that, at the Company's request, Employee shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of Employee's doctor.

              (e) Reassignment, Relocation. This Agreement may be terminated by Employee in the event of any of the following (i) without Employee's express written consent, the assignment to Employee of any duties or the significant reduction of Employee's duties, authority, or responsibilities, which is inconsistent with Employee's duties, authority, or responsibilities in effect immediately prior to such assignment, or the removal of Employee from such duties, authority, or responsibilities; or (ii) without Employee's express written consent, the relocation of Employee to a facility or a location more than forty-five (45) miles from Employee's then-present location.

              (f) Notice of Termination. Any termination of Employee's employment hereunder by the Company or by Employee (other than termination pursuant to Section 5(b) (death)) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment hereunder under the Section and Subsection so indicated.

              (g) Date of Termination. "Date of Termination" shall mean the following: if Employee's employment hereunder is terminated by (i) Sections 5(a) (cause), 5(c) (disability), or 5(d) (impaired health), the date specified in the Notice of Termination; (ii) 5(b) (death), the date of Employee's death; and
(iii) Section 5(e) (Reassignment, Relocation) 30 days after delivery of the Notice of Termination; and (iv) for any other reason, the date on which the Notice of Termination is given.

         6.   Confidential Information.
              ------------------------

              (a) Disclosure and Use. Employee shall not disclose or use at any time, either during or subsequent to the Employment Term, any trade secrets or other confidential information, whether or not patentable or otherwise protectable, of the Company or any other direct or indirect parent or subsidiary of the Company (collectively referred to herein as the "Company"), including but not limited to, information and lists relating to customers, suppliers, compensation of employees or independent sales representatives, products and product pricing, technical or non-technical data, programs, devices, methods, techniques, drawings, processes, or financial data, of which Employee is or becomes informed or aware during the Employment Term, whether or not developed by Employee, except (i) as may be required for Employee to perform Employee's employment duties with the Company, (ii) to the extent such information becomes generally available to the public through no wrongful act of Employee, (iii) information which must be disclosed as a result of a subpoena or other legal process, after the Company has had the opportunity to request a suitable protective order for such information, or (iv) unless Employee shall first secure the Company's prior written authorization. This covenant shall survive the termination of Employee's employment hereunder, and shall remain in effect and be enforceable against Employee for so long as any such Company secret or confidential information retains economic value, whether actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use. Employee shall execute such reasonable further agreements and/or confirmations of Employee's obligations to the Company concerning non-disclosure of Company trade secrets and confidential information as the Company may reasonably require from time-to-time.

              (b) Return of Materials. Upon termination of Employee's employment hereunder, Employee shall promptly deliver to the Company all customers lists, specifications, drawings, listings, documentation, manuals, letters, notes, notebooks, reports, computer programs, computer files, and copies thereof, and all other materials of a secret or confidential nature relating to the Company's business, which are in the possession or under the control of Employee.

         7.   Inventions and Discoveries.
              --------------------------

              (a) Disclosure of Employment Invention. Employee agrees for himself and his heirs, executors, and administrators that Employee will, without further consideration, disclose immediately to a person designated by the Company as its agent to receive such disclosures each and every discovery, invention, part thereof or improvement thereon, or works of authorship, as defined below ("Employment Invention") which Employee may conceive, develop, reduce to practice, or create, either solely or jointly with others, which is:

                  (i) conceived, developed, reduced to practice or created (a) within the scope of Employee's employment, or (b) on the Company's time, or (c) with the aid, assistance, or use of any of the Company's property, equipment, facilities, supplies, resources, or intellectual property; or

                  (ii) the result of any work, services, or duties performed by Employee for the Company; or

                  (iii) related to the current or demonstrably anticipated business, research, or development of the Company.

              (b) Assignment of Employee Invention. Employee hereby irrevocably assigns to the Company all of Employee's entire rights, title, interest, and Intellectual Property in and to the Employment Inventions referred to in Section 7(a), and will upon request and without further consideration do everything reasonably necessary or required to vest in the Company Employee's entire right, title, interest, and Intellectual Property in and to such Employment Inventions including executing all instruments and documents and performing all acts reasonably necessary or required for making, filing, or presenting any applicable for the benefit of the Company for Letters Patent or Copyrights in the United States or throughout the world for such Employment Inventions and executing assignments of such patents or applications thereof for the Company.

              (c) Definitions. As used herein, "Intellectual Property" means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them. "Works of authorship" mean any original work of authorship within the purview of the copyright laws of the United States, and both parties agree that all works of authorship created by Employee under
Section 7(a) shall be works for hire within the meaning and purview of such copyright laws.

              (d) Exclusions. The foregoing provisions of Sections 7(a) and 8(b) do not apply to any invention not included in Section 7(a) as an Employment Invention and created by Employee entirely on his own time and with his own resources.

              (e) Recordkeeping. Employee agrees to keep and maintain, or assist in keeping and maintaining, such records (such as laboratory notebooks properly and periodically witnessed and understood) as will show the conception, reduction to practice and operation of all Employment Inventions, as well as such other records as the Company may request, which records shall be and remain the property of and available to, the Company.

         8.   Restrictive Covenant.
              --------------------

              (a) Restriction on Competition  During Employment Term. So long as
Employee is employed by the Company, Employee shall not, without the prior written authorization of the Company, render services of a business, professional or commercial nature (whether for compensation or otherwise) to any person or entity engaged in any business which competes with the Company (a "Competitive Business") during the Employment Term, or engage in any activity whether alone, as a partner, or as an officer, director, employee, consultant independent contractor, or stockholder in any Competitive Business. Notwithstanding the foregoing, this section shall not prevent Employee from purchasing an equity interest in any Competitive Business as a strictly passive investment and which does not comprise more than Five Percent (5%) of such Competitive Business's then-outstanding stock.

              (b) Restriction on Competition Following Termination. During the one-year period following the applicable Date of Termination (the "Non-Compete Period"), Employee shall not:

                  (i) engage in business as, or own an interest in, any individual proprietorship, partnership, corporation, limited liability company, joint venture, trust, or any other form of business entity, whether as an individual proprietor, partner, shareholder, joint venturer, officer, director, consultant, finder, broker, employee, trustee, or in any other manner whatsoever if such entity, within any state, province, country or other jurisdiction in which the Company markets and sells and/or licenses its technologies, products and services, markets products and/or services performing substantially the same functions as the Company's technologies, products and/or services, or any other technologies, products and/or services that are being developed, designed, manufactured, or sold by the Company as of the commencement of the Non-Compete Period; or




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


                  (ii) attempt in any manner to solicit from any customer business of the type performed by the Company or to persuade any customer of the Company to cease doing business or to reduce the amount of business which any such customer has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such customer was originally established in whole or in part through Employee's efforts; or

                  (iii) solicit or induce any employee of the Company to terminate their employment with the Company.

As used in this Section 8, the verb "employ" shall include its variations, for example, retain, engage, or conduct business with; the term the "Company" shall include subsidiaries, a parent, or affiliates, if any, of the Company; and the term "customer" shall mean anyone who is a customer of the Company as of the date immediately prior to or at any time during the Non-Compete Period. The term "solicit" shall not be deemed to include general solicitations not specifically directed toward customers of the Company. Notwithstanding the foregoing, nothing in this Section 8 shall limit Employee's ability during the Non-Compete Period to seek employment by a Competitive Business if Employee refrains from providing services of any kind to said Competitive Business until the expiration of the Non-Compete Period, at all times subject to the duty of confidentiality set forth in Section 6 above.

              (c) Acknowledgment. The parties acknowledge that the time, scope, geographic area, and other provisions of this Agreement have been specifically negotiated by the parties and agree that all such provisions are reasonable under the circumstances and are given as an integral and essential part of Employee's employment hereunder. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over a maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum intent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         9. Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be. Should this Agreement, or any one or more of its provisions hereof, be held to be invalid, illegal, or unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision or provisions shall not as a consequence thereof be deemed to be invalid, illegal, or unenforceable in any other governmental jurisdiction or subdivision thereof.

         10. Enforcement. Except for the injunctive relief provided for immediately below, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the party bringing the claim, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Notwithstanding the foregoing, Employee hereby acknowledges that the Company would suffer irreparable injury if the provisions of Sections 6 through 8 above, which shall survive the termination of the Agreement, were breached and that the Company's remedies at law would be inadequate in the event of such breach. Accordingly, Employee hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily enjoined by the Company.

         11.  Legal Fees and Expenses.    In the event of litigation  under this
Agreement, each of the Company and Employee shall pay its own attorneys' fees and expenses.

         12. Non-Assignability. In light of the unique personal services to be performed by Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by either party of this Agreement or any of Employee's duties, responsibilities, or obligations hereunder shall be void, and if purported or attempted by Employer other than pursuant to Section 14(e) below, shall be considered a termination without cause by Employer under Paragraph 5(e).

         13. Notices. Any notice, request, demand, or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return-receipt requested, addressed as follows:

         To the Company:            I-Link Incorporated
                                    13751 So. Wadsworth Park Drive
                                    Draper, UT  84020
                                    Attn:  John W. Edwards, CEO

         With copy to:              David E. Hardy, Esq.
                                    Hardy & Allen
                                    818 East South Temple
                                    Salt Lake City, UT  84102

         To Employee:               Dror Nahumi
                                    1 Main Street, Suite 510
                                    Eatontown, New Jersey  07724

or to such other address or addresses as may be specified from time-to-time by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

         14.      General.
                  -------

              (a) Amendments. neither this Agreement nor any of the terms or conditions hereof may be waived, amended, or modified except by means of a written instrument duly executed by the party to be charged therewith.

              (b) Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

              (c) Successors and Assigns. This Agreement and Employee's duties and rights hereunder shall not be assignable by Employee. This Agreement and the Company's duties and rights hereunder shall not be assignable except in the event of a merger, acquisition, sale of substantially all of the assets of the Company, or other bona fide business reorganization to which the Company is a party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns.

              (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

              (e) Entire Agreement. Except as otherwise set forth or referred to in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements, and understandings of every kind and nature between them as to such subject matter.

              (f) Reliance by Third Parties. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

              (g) Governing Law. This Agreement shall be construed in accordance with governed by the laws of the State of Utah.

              (h)  Inclusive  of  Subsidiaries.  All  references  to the Company
herein  shall  include   reference  to  each  of  the   Company's   wholly-owned
subsidiaries.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                          I-LINK INCORPORATED


                                          By:
                                             --------------------------------
                                             John W. Edwards, CEO



                                          -----------------------------------
                                          DROR NAHUMI















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